ORANGE AND ROCKLAND UTILITIES, INC.

              LONG-TERM PERFORMANCE SHARE UNIT PLAN

























Effective January 1, 1995,
 as amended through July 1, 1997

              ORANGE AND ROCKLAND UTILITIES, INC.
              LONG-TERM PERFORMANCE SHARE UNIT PLAN


1.   Purpose.

     The purpose of this Long-Term Performance Share Unit Plan (the "Plan") of Orange and Rockland Utilities, Inc. (the "Company") is to provide an additional means to attract, retain, and provide incentives to executive officers and other key employees of the Company and its Affiliates through a compensation program intended (i) to be competitive with the practices of other utility companies; (ii) to provide a strong and direct link between Participants' pay and Company performance on behalf of its shareholders and customers; (iii) to compensate Participants for their successful long-term strategic management of the Company; (iv) to permit actual compensation to be based on the achievement of the Company's long-term strategic objectives and performance; and (v) to more closely align the financial interests of Participants and Company shareholders.

2.   Definitions.

     In addition to the terms defined in Section 1, the following are defined terms for purposes of the Plan:

     (a) "Affiliate" means an entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

     (b) "Award" means, with respect to a person selected to become a Participant in respect of a Performance Period, the grant of a number of Target PSUs, the grant of the right to earn Dividend Equivalent PSUs, the grant of the right to earn a number of Bonus PSUs (expressed as a percentage of the number of Target PSUs granted in the Award), the Performance Goal(s) for such
     Performance Period, and the number, or formula for determining the number, of Target PSUs, Dividend Equivalent PSUs, and Bonus PSUs earned for specified levels of achievement of the Performance Goal(s) for such Performance Period, all in accordance with Section 5(a).

     (c) "Award Account" means a bookkeeping account maintained by the Company for each Award granted to a Participant. Each Award Account shall from time to time reflect the number of Target PSUs granted and the number of Dividend Equivalent PSUs and Bonus PSUs that the Participant has a right to earn for the Performance Period, as well as other transactions relating to PSUs. At such time as the Committee determines the number of Target PSUs, Dividend Equivalent PSUs, and Bonus PSUs earned by the Participant with respect to the Award, such PSUs earned shall be settled in cash or Shares (subject to Section 11(a)), or deferred in accordance with Section 6. If any voluntary deferral is credited to the Award Account in a form other than a DSU, such deferral shall be credited to such bookkeeping accounts, representing the deemed voluntary investment alternatives that are available to Participants under the Plan, as may be determined from time to time by the Committee ("Deferral Accounts"), which shall reflect the amount of such deferral, including earnings and interest credited in accordance with
Section 8(b), as well as other transactions relating to the balances in such Deferral Accounts. If any DSUs are credited to the Award Account through a mandatory or voluntary deferral ("DSU Account"), the DSU Account shall reflect the number of DSUs, including Dividend Equivalent DSUs credited in accordance with Sections 8(c), as well as other transactions relating to the DSUs in such DSU Account.

     (d) "Beneficiary" means the person or persons, designated by the Participant under Section 11(d), who, from and after the death of the Participant, shall have the rights, if any, of the Participant under the Plan; provided, however, that if no Beneficiary designation under the terms of the Plan is in effect at the time of a Participant's death, or if no Beneficiary survives the Participant, or if such designation violates applicable law, (i) the Participant's spouse, or, (ii) if none, the Participant's estate, shall be deemed to be the Beneficiary.

     (e)  "Board" means the Board of Directors of the Company.

     (f) "Bonus PSUs" means PSUs that a Participant has a right to earn if the Performance Goal Maximum for the Award is achieved. The number of Bonus PSUs which may be earned in an Award is expressed, for purposes of the Plan, as a percentage of the Target PSUs granted in such Award. Performance that fails to exceed the Performance Goal Target for the Award will result in no Bonus PSUs being earned, and performance that exceeds the Performance Goal Target for the Award but does not equal or exceed the Performance Goal Maximum for the Award will result in a specified portion of the Bonus PSUs being earned.

     (g) "Cause" for Termination by the Company of a Participant's employment means Termination in the event that
(i) the Participant is convicted of a crime or engages in an act of moral turpitude; (ii) the Participant breaches any of his or her obligations under any employment agreement governing his or her employment; (iii) the Participant is grossly negligent or engages in gross misconduct in rendering services to the Company or an Affiliate, and by such action, or failure to act, causes substantial detriment to the Company or an Affiliate; (iv) the Participant repeatedly fails to follow written Company policies or guidelines that have been expressly approved by the Company or an Affiliate, and by such action, or failure to act, causes substantial detriment to the Company or an Affiliate; or (v) the Participant breaches any of his or her fiduciary duties as an officer or director of the Company or an Affiliate.

     (h) "Change in Control" and certain related terms are defined in Section 9(b).

     (i) "Committee" means the Compensation Committee of the Board; provided, however, that, if any member of the Compensation Committee fails to qualify as a "Non-Employee Director", as defined in Rule 16b-3 under the Exchange Act, (A) the member who fails to qualify shall not be involved in the administration of the Plan, or (B) the Board may designate another Board committee to serve as the Committee for purposes of administering the Plan, as determined by the Board in its discretion. Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, including, without limitation, for the purpose of ensuring that transactions under the Plan by any Participant who is then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, the term "Committee" as used in this Plan shall include the Board.

     (j) "Deferred Share Unit" or "DSU" means a bookkeeping unit of account under the Plan representing the value of one Share credited to a Participant's DSU Account, subject to the terms and conditions of the Plan. DSUs are accounting measures created and used solely for purposes of the Plan, and do not represent ownership rights in the Company, Shares, or any asset of the Company.

     (k) "Dividend Equivalent DSUs" means DSUs credited to the Participant's DSU Account, in respect of credited DSUs, including DSUs that were originally credited as Dividend Equivalent DSUs, equivalent in value to dividends or distributions paid on Shares or Shares issued in forward Share splits, the record date for which falls during the time that DSUs are credited to the Participant's DSU Account, all in accordance with Section 8(c).

     (l) "Dividend Equivalent PSUs" means PSUs that a Participant has the right to earn, in respect of Target PSUs and previously credited Dividend Equivalent PSUs, if the applicable Performance Goal Target is achieved, equivalent in value to dividends or distributions paid on Shares or Shares issued in forward Share splits, the record date for which falls during the Performance Period, or after the Performance Period but prior to the Settlement Date, all in accordance with Section 5(e).

     (m)  "Exchange Act" means the Securities Exchange Act of
1934, as amended.

     (n) "Fair Market Value" means, in the case of a Share as of a given date, the average of the high and the low sales prices of a Share reported in the table entitled "New York Stock Exchange Composite Transactions" contained in The Wall Street Journal (or an equivalent successor table) for such date or, if no such prices were reported for such date, for the most recent trading day prior to such date for which such prices were reported. In the case of property other than Shares as of a given date, "Fair Market Value" shall be determined in good faith by or at the direction of the Committee.

     (o)  "Grant Date" means, in the case of Awards granted under
Section 5(a), the first day of the Performance Period, and in the case of Awards granted during a Performance Period under Section 5(d), the date the Committee authorized the grant of the Award or such other date as may be specified by the Committee.

     (p) "Latest Quarter's Average FMV" means, in the case of a Share as of a given date, the average of the Fair Market Values of a Share on each trading day during the calendar quarter that ended on the March 31, June 30, September 30, or December 31 nearest to but preceding such date.

     (q) "Participant" means a person who has been granted an Award with respect to a Performance Period that has not ended, or who has cash credited to his or her Deferral Account(s) or DSUs credited to his or her DSU Account.

     (r) "Performance Goal(s)" means, with respect to an Award, the targeted business criterion or criteria and targeted level or levels of performance with respect to such criterion or criteria required to be achieved during a Performance Period in order for a Participant to earn PSUs for such Performance Period. The following terms relate to the term "Performance Goal(s)":

          (i) "Performance Goal Maximum" means the Performance Goal(s) that, if achieved, will result in the Participant's earning all Target PSUs, Dividend Equivalent PSUs, and Bonus PSUs for the Performance Period, subject to the terms and conditions of the Plan.

          (ii) "Performance Goal Target" means the Performance Goal(s) that, if achieved, will result in the Participant's earning all Target PSUs and Dividend Equivalent PSUs for the Performance Period or, conversely, if not achieved, will result in the Participant's forfeiting a specified portion of Target PSUs and not earning a specified portion of Dividend Equivalent PSUs, and which must be exceeded in order for the Participant to earn any Bonus PSUs for the Performance Period, subject to the terms and conditions of the Plan.

          (iii) "Performance Goal Threshold" means the
     Performance Goal(s) that must be achieved for the Participant to earn any Target PSUs and Dividend Equivalent PSUs for the Performance Period or, conversely, if not achieved, will result in the Participant's forfeiting all Target PSUs and not earning any Dividend Equivalent PSUs. Performance that falls between the Performance Goal Threshold and the Performance Goal Target will result in the Participant's earning a specified portion of Target PSUs and Dividend Equivalent PSUs and forfeiting all other Target PSUs and Dividend Equivalent PSUs.

     (s) "Performance Period" means a specified period, not to exceed three calendar years, over which achievement of Performance Goal(s) is to be measured. Subject to Section 5(c), a Performance Period generally will be a three-year period, unless otherwise determined by the Committee. A given Performance Period may overlap with any other Performance Period.

     (t) "Performance Share Unit" or "PSU" means a bookkeeping unit of measure of compensation under the Plan, deemed to be equal in value to one Share, which may be earned by a Participant if a Performance Goal Threshold is achieved during a specified Performance Period, subject to the terms and conditions of the Plan. PSUs are accounting measures created and used solely for purposes of the Plan, and do not represent ownership rights in the Company, Shares, or any asset of the Company.

     (u) "Potential Change in Control" and certain related terms are defined in Section 9(c).

     (v) "Pro Rata" means, with respect to the number of Target PSUs granted and Dividend Equivalent PSUs and Bonus PSUs that the Participant has the right to earn for a given Performance Period in which there occurs a specified event (e.g., a Termination), a fractional portion of the total number of each such type of PSUs, where the numerator of the fraction is the number of full months elapsed from the Grant Date to the date of such event, and the denominator of the fraction is the number of full months from the Grant Date until the end of the Performance Period.

     (w) "Retirement" means any time that a Participant is entitled to a "Retirement Allowance", other than a Vested Retirement Allowance, as defined under the Employees' Retirement Plan of Orange and Rockland Utilities, Inc. or the Officers' Supplemental Retirement Plan of Orange and Rockland Utilities, Inc., or an earlier retirement approved for purposes of the Plan by the Committee.

     (x) "Settlement Date" means that date within 90 days after the end of a given Performance Period that the Committee determines the proper amount of Target, Dividend Equivalent and/or Bonus PSU's earned by a Participant in respect of such Performance Period.

     (y) "Shares" means shares of the Company's Common Stock, $5 par value per share, and such other securities as may be substituted for Shares or for such other securities under the adjustment provisions of Section 10.

     (z) "Target PSUs" means PSUs granted to a Participant as of the Grant Date that he or she will earn if the applicable Performance Goal Target is achieved. Performance that fails to equal or exceed the Performance Goal Threshold for the Award will result in the Participant's forfeiting all Target PSUs, and performance that equals or exceeds the Performance Goal Threshold for the Award but does not equal or exceed the applicable Performance Goal Target will result in the Participant's forfeiting a specified portion of the Target PSUs.

     (aa) "Termination" (and related terms) means termination of a Participant's employment with the Company or any of its Affiliates immediately after which the Participant is no longer performing services for the Company or any of its Affiliates on a salary basis, and without regard to whether the former employee receives any form of severance or termination payments following his or her Termination or is retained to provide services for hire as a consultant or independent contractor.

3.   Administration.

     (a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full authority in its discretion to take or refrain from taking all actions under the Plan, in each case subject to and consistent with the terms and conditions of the Plan and any outstanding Award, including, without limitation, the following:

          (i) To take the actions required or permitted under Sections 5 and 6, and determine all other terms and conditions of PSUs, DSUs, Deferral Accounts and DSU
     Accounts;

          (ii) To adopt, amend, suspend, waive, and rescind such rules and regulations, prescribe such forms of agreements, notices, elections, and other Plan documents, and appoint such agents, as it may deem necessary or advisable to administer the Plan;

          (iii) To correct any defect or supply any omission or reconcile any inconsistency in the Plan or any Award, and to construe and interpret the Plan, any Award, and any rule or regulation, agreement, notice, election, or other Plan document; and

          (iv) To make all other decisions and determinations as may be required under the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

     (b) Manner of Exercise of Committee Authority. Any action of the Committee under the Plan shall be final, conclusive, and binding on all persons, including the Company, Participants, Beneficiaries, and shareholders. The express grant of any specific power or authority to the Committee, and the taking or refraining to take of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company and its Affiliates the power and authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent permitted under applicable law. Each member of the Committee shall be entitled, in good faith, to rely or act, or refrain from relying or acting, upon any report or other information furnished to him or her by any officer or other employee of the Company or its Affiliates, the Company's independent public accountants, compensation consultants, or any other professional retained by the Company to assist in the administration of the Plan.

4.   Eligibility.

     Executive officers and other key employees of the Company and its Affiliates (including any director of the Company who is also an executive officer or other key employee, but excluding directors who are not employees), who the Committee determines hold positions with the potential to impact the long-term strategic performance of the Company and/or any of its Affiliates, and to influence shareholder value, are eligible to be selected to become Participants under the Plan.

5.   Awards.

     (a)  General.  The Committee may, from time to time, grant
Awards by taking the following actions, subject to and consistent with the terms and conditions of the Plan:

          (i) Establish and determine the period that will constitute a Performance Period in accordance with the terms of the Plan;

          (ii) Select executive officers and other key employees to be granted Awards in respect of such Performance Period;

          (iii) Determine the number of Target PSUs granted to each such Participant, and the Dividend Equivalent PSUs and Bonus PSUs (expressed as a percentage of the number of Target PSUs), that may be earned by such Participant in respect of such Performance Period; provided, however, that, except in the case of Awards granted under Sections 5(c) or 5(d), the aggregate number of such Target PSUs and Bonus PSUs shall not exceed 120% of the number of Target PSUs granted to the Participant, or such other percentage less than 120% but greater than 100% that the Committee may deem appropriate;

          (iv) Determine the Performance Goal(s) that must be achieved in order for a Participant to earn PSUs in respect of the Performance Period, including the Performance Goal Threshold, the Performance Goal Target, and the Performance Goal Maximum, the portion of the Target PSUs and Dividend Equivalent PSUs earned upon achievement of the Performance Goal Threshold, the basis for determining the portion of the Target PSUs and Dividend Equivalent PSUs earned if performance falls between the Performance Goal Threshold and the Performance Goal Target, and the basis for determining the portion of Bonus PSUs earned if performance falls between the Performance Goal Target and the Performance Goal Maximum; and

          (v) Specify the matters relating to settlement, as set forth in Section 6(b);

provided, however, that, except as provided in Sections 5(c) and
(d), the Committee shall take the actions specified in
(i) through (iv) above not later than 90 days after the beginning of a Performance Period (but in no event after 25% of such Performance Period has elapsed), with the Grant Date for such Awards being the first day of such Performance Period.

     (b) Performance Goal(s). Performance Goal(s) may incorporate such absolute or relative business criterion or criteria as the Committee may deem necessary or advisable, including, without limitation, average annual total shareholder return (Share price appreciation or depreciation plus dividends, assuming dividend reinvestment), earnings per Share, or other criteria specified by the Committee, to be achieved over the Performance Period, specified either by absolute number or as compared to a specified comparison group of utility companies. Where more than one such criterion is incorporated into a Performance Goal, the Committee shall specify the weighting of each such criterion.

     (c) Transition Performance Periods. Transition Performance Periods shall be established for the one-year period extending from January 1, 1995 through December 31, 1995, and the two-year period extending from January 1, 1995 through December 31, 1996. Additional Transition Performance Periods shall be established for the one-year period extending from January 1, 1996 through December 31, 1996 and the two-year period extending from January 1, 1996 through December 31, 1997. The Awards for such Transition Performance Periods shall be governed by the applicable provisions of Section 6 and 7.

     (d) Additional Awards During a Performance Period. The provisions of Section 5(a) notwithstanding, the Committee may grant an Award to a newly hired or promoted executive officer or other key employee at any time during a Performance Period; provided, however, that no such Award may be effective as of a date later than six months before the stated end date of the Performance Period. In granting such an Award, the Committee shall take into account the portion of the Performance Period already elapsed, the performance achieved during the already completed portion of the Performance Period, and such other considerations as the Committee may deem necessary or advisable.

     (e) Dividend Equivalent PSUs. The Participant shall have the right to earn Dividend Equivalent PSUs, as follows:

          (i) If the Company declares and pays a dividend or distribution in the form of cash or property other than Shares in respect of Shares, the record date for which falls during a Performance Period or after the Performance Period but prior to the Settlement Date for such Performance Period, then, at the payment date therefor, a number of Dividend Equivalent PSUs shall become potentially earnable in respect of each Target PSU, and each previously credited Dividend Equivalent PSU potentially earnable for such Performance Period in respect of such Target PSU, held as of the record date for such dividend or distribution, equal to
     (A) the amount of cash plus the Fair Market Value of any property other than Shares actually paid as a dividend or distribution in respect of each Share at such payment date, divided by (B) the Fair Market Value of a Share at such payment date.

          (ii) If the Company declares and pays a dividend or distribution in the form of additional Shares payable in respect of Shares, or there occurs a forward Share split, the record date for which falls during a Performance Period or after the Performance Period but prior to the Settlement Date, then, at the payment date therefor, a number of Dividend Equivalent PSUs shall become potentially earnable in respect of each Target PSU, and each previously credited Dividend Equivalent PSU potentially earnable in respect of such Target PSU, held as of the record date for such dividend or distribution or split, equal to the number of additional Shares actually paid as a dividend or distribution or issued in such split in respect of each Share.

6.   Settlement of Awards.

     (a) Determination of Number of PSUs Earned. Not later than 90 days after the end of each Performance Period, the Committee shall determine the extent to which the Performance Goal(s) were achieved during such Performance Period, the number of Target PSUs earned (or forfeited), if any, the number of Dividend Equivalent PSUs earned, if any, and the number of Bonus PSUs earned, if any.

     (b) Settlement Alternatives for PSUs. All PSUs earned in respect of a given one- or two-year Transition Performance Period shall be settled in mandatorily deferred DSUs credited under
Section 8(a) until the end of the Performance Period related to such one- and two-year Transition Performance Periods. At the end of such Performance Period, mandatorily deferred DSUs shall be settled in the same manner as earned PSUs. Other than in the case of PSUs earned in respect of Transition Performance Periods, Participants may voluntarily elect to have all or a specified portion of PSUs earned in respect of a Performance Period settled in cash or Shares (subject to Section 11(a)), deferred to Deferral Accounts, or deferred as DSUs in a DSU Account in accordance with Section 8(a); provided, however, that any such election by a Participant shall be in writing and shall be made prior to the December 1 that immediately precedes the end of the Performance Period, may be modified at any time prior to such date, and shall become irrevocable by the Participant as of such date. Notwithstanding the foregoing, no deferral election shall be permitted if the annual amount that is deferred is less than $3,500. If a Participant fails to make an election, the Participant shall be deemed to have elected to be paid in cash.
A Participant's election shall apply only to a given Performance Period, so that the Participant must file a separate election with respect to separate Performance Periods.

     (c) Settlement of PSUs. The Committee shall specify a Settlement Date for each Performance Period. If PSUs earned are to be settled in cash or voluntarily deferred to Deferral Accounts in accordance with Section 8(a), the amount of cash to be paid or the amount of the deferral for each PSU earned to be so settled shall equal the Latest Quarter's Average FMV of a Share as of such Settlement Date. If PSUs earned are to be settled by issuing Shares to the Participant, subject to Section 11(a), or crediting of DSUs to the Participant's DSU Account, one Share shall be issued or one DSU credited to the Participant for each earned PSU to be so settled.

7.   Termination of Employment.

     (a) Termination During Performance Period -- Effect on PSUs. Upon a Participant's Termination prior to the end of a Performance Period, whether voluntary or involuntary, all of the Participant's Target PSUs relating to such Performance Period shall be forfeited, and no Dividend Equivalent PSUs or Bonus PSUs shall be earnable in respect of such Performance Period, except that in the event of a Participant's Termination due to death, disability, or Retirement prior to the end of a Performance Period, but more than six months after the Participant's Grant Date with respect to such Performance Period, a Pro Rata portion of his or her Target PSUs awarded for such Performance Period shall remain outstanding and potentially earnable, and the Pro Rata portion of his or her Dividend Equivalent PSUs and Bonus PSUs in respect of such Performance Period shall remain outstanding and potentially earnable. Such Pro Rata portion of Target PSUs, Dividend Equivalent PSUs, and Bonus PSUs shall, following such Termination, remain subject to all of the terms and conditions of the Plan, including Section 6. Any Target PSUs in excess of such Pro Rata portion shall be forfeited, and any Dividend Equivalent PSUs and Bonus PSUs in excess of such Pro Rata portion shall not be earnable by the Participant (or his or her Beneficiary).

     (b)  Termination After Performance Period -- Effect on PSUs.
Upon a Participant's Termination following the end of a Performance Period, but prior to the Settlement Date for such Performance Period:

          (i) In the event of the Participant's Termination for Cause, all of the Participant's Target PSUs relating to such Performance Period shall be forfeited, and no Dividend Equivalent PSUs or Bonus PSUs shall be deemed to be earned by the Participant in respect of such Performance Period.

          (ii) In the event of the Participant's Termination for any other reason, such Termination shall have no effect on his or her rights under Section 6, except as provided in
     Section 7(d).

     (c) Termination -- Effect on Deferral Accounts and DSU Accounts. Upon a Participant's Termination at a time that the Participant maintains a balance in one or more Deferral Accounts and/or DSU Account, amounts voluntarily deferred in such accounts shall remain subject to all of the terms and conditions of the Plan, including any distribution schedule or Participant election then in effect. In the event of a Participant's Termination for Cause, all DSUs (including DSUs that were originally credited as Dividend Equivalent DSUs) credited to his or her DSU Account then subject to a period of mandatory deferral in respect of a Transition Performance Period shall be forfeited.

     (d) No Deferral From Award After Termination. If settlement of a Participant's Award is due under the provisions of Section 6(b) after a Termination, any PSUs earned shall be settled in cash or Shares (subject to Section 11(a)), with no voluntary deferral possible.

8.   Voluntary Deferrals.

     (a) Deferral Accounts and DSU Accounts; Switching. If PSUs earned are to be voluntarily settled in Deferral Accounts under this Section 8(a), the amount of such deferral determined in accordance with Sections 6(b) and (c) shall be credited to the Participant's Deferral Accounts as of the Settlement Date. The Participant shall specify in the manner designated by the Committee or its delegate, in whole numbers, the percentage of his or her deferrals to the Deferral Accounts which shall be invested in each available deemed investment alternative; provided, however, that the percentage for each such deemed investment alternative must be at least 10%. If a Participant fails to select a deemed investment alternative, he or she shall be deemed to have failed to make a valid deferral election with respect to any amounts which were credited to the Deferral Accounts. If PSUs earned are to be settled by deferral to the DSU Account under this Section 8(a), the number of DSUs determined in accordance with Sections 6(b) and (c) shall be credited to the Participant's DSU Account as of the Settlement Date.

     A Participant may, by filing a written quarterly election with the Vice President of Human Resources, reallocate or switch amounts credited to his or her Deferral Accounts between and among different deemed investment alternatives then available for Deferral Account investment. Reallocation shall be made as of the last business day of a calendar quarter, reallocations must be in whole percentages, and the amount allocated to any investment alternative selected must be at least 10% of the value of the Participant's Deferral Accounts as of such last business day of the calendar quarter. At no time may a Participant reallocate or switch amounts from his or her Deferral Accounts to his or her DSU Account, nor reallocate or switch DSUs credited to his or her DSU Account to his or her Deferral Accounts.

     The election among the available investment alternatives shall be the sole responsibility of each Participant. The Company, the Committee, and their delegates are not authorized to make any recommendations to any Participant with respect to such election. Each Participant assumes all risk in connection with any election of deemed investment alternatives and the adjustment to the value of his or her Deferral Accounts as the result of changes to the value of such deemed investment alternatives. Neither the Company nor the Committee in any way guarantees against loss with respect to Deferral Accounts.

     All payments from the Deferral Accounts shall be made proportionately from each such Deferral Account, based upon the value of each Deferral Account as of the valuation date used for payment.

     (b) Crediting of Interest and Other Earnings to Deferral Accounts. Interest and other earnings and appreciation shall be credited on the amounts deferred to Deferral Accounts as of the last business day of each calendar month, and for the purposes of determining the amount to be distributed from a Deferral Account in accordance with Section 8(d), such Account shall be valued, and interest and other earnings shall be credited thereto, as of the final business day of the calendar year which precedes the calendar year of distribution.

     (c)  Crediting of Dividend Equivalent DSUs to DSU Account.
Dividend Equivalent DSUs shall be credited to a Participant's DSU
Account as follows:

          (i) If the Company declares and pays a dividend or distribution in the form of cash or property other than Shares in respect of Shares, the record date for which falls while any DSUs are credited to the Participant's DSU Account, then, at the payment date therefor, a number of Dividend Equivalent DSUs shall be credited to the Participant's DSU Account in respect of each DSU, including each DSU that was originally credited as a Dividend Equivalent DSU, credited to such Account as of the record date for such dividend or distribution, equal to (A) the amount of cash plus the Fair Market Value of any property other than Shares actually paid as a dividend or distribution in respect of each Share at such payment date, divided by (B) the Fair Market Value of a Share at such payment date.

          (ii) If the Company declares and pays a dividend or distribution in the form of additional Shares payable in respect of Shares, or there occurs a forward Share split, the record date for which falls while any DSU's are credited to the Participant's DSU Account, then, at the payment date therefor, a number of Dividend Equivalent DSUs shall be credited to the Participant's DSU Account in respect of each DSU, and each previously credited Dividend Equivalent DSU, credited to such Account as of the record date for such dividend or distribution or split, equal to the number of additional Shares actually paid as a dividend or distribution or issued in such split in respect of each Share.

     (d) Time of Distributions. The Participant shall make a written election, at the time he or she makes an election under
Section 6(b) or such other time as the Committee may specify, with respect to the time of distribution from his or her Deferral Accounts and DSU Account. A Participant may elect to receive such distribution in one lump-sum payment or in some other number of ratable annual installments (not exceeding 10); provided, however, that installments will only be available if, as of the valuation date for the initial distribution, the total of (i) the amounts in his or her Deferral Accounts and DSU Account, and
(ii) any accounts maintained under the Orange and Rockland Utilities, Inc. Eligible Employees' Compensation Plan is greater than $25,000.

     The lump-sum payment or the first installment, as elected by the Participant, shall be distributed as soon as practicable after the following date, as elected by the Participant: (i) the first business day of the calendar year immediately following the calendar year of the Participant's Termination; or (ii) the first business day of such later calendar year as the Participant shall have elected. Subsequent installments, if any, shall be distributed as soon as practicable after the first business day of each succeeding calendar year until the entire amount credited to the Participant's Deferral Account and DSU Account shall have been distributed.

     The "ratable" amount distributable in any given installment shall equal the sum of the values of the Deferral Account and the DSU Account, divided by the number of installments (including the given installment) remaining to be distributed. Installments shall be paid initially from the Deferral Accounts. When the Deferral Accounts have a zero balance, the remaining payments shall be made from the DSU Account.

     A Participant may, while an employee of the Company or any of its Affiliates, at any time modify any election then in effect with respect to the distribution of amounts credited to his or her Deferral Accounts or DSU Account without penalty; provided, however, that any such modification may only provide for the further deferral of such amounts. In the event that a Participant has made more than one modification of his or her distribution election with respect to amounts credited to his or her Deferral Accounts and DSU Account, the most recent such modification shall control the distribution of such amounts. Any modification of a Participant's distribution election shall become effective upon the filing of such written election with the Vice President of Human Resources of the Company.

     (e)  Special Distributions.  The terms of Section
8(d) notwithstanding, the following special distributions shall be made:

          (i) If a Participant becomes employed by any governmental agency having jurisdiction over the activities of the Company or any of its Affiliates, then the Company shall distribute to such Participant, in a single lump-sum cash payment, as soon as practicable after the last day of the calendar month in which such employment commences, the entire amount remaining credited to each of the Participant's Deferral Accounts and his or her DSU Account.

          (ii) If a Participant dies before distribution in full of the entire amount credited to his or her Deferral Accounts and DSU Account, the Company shall distribute to such Participant's Beneficiary, in a single lump-sum cash payment, as of the first business day of the calendar year immediately following the year of death, the entire amount remaining credited to each of the Participant's Deferral Accounts and his or her DSU Account.

     (f)  In-Service Withdrawals.  The terms of Section
8(d) notwithstanding, the following in-service withdrawals may be made in accordance with the following provisions:

          (i) The Committee may permit without penalty a distribution in the form of a withdrawal of all or a portion of the amount credited to the Participant's Deferral Accounts and his or her DSU Account if, upon the written request of the Participant or the Participant's representative, or following the death of the Participant upon the written request of the Participant's Beneficiary or such Beneficiary's representative, the Committee determines that the Participant or Beneficiary, as the case may be, is confronted with an unforeseeable emergency. For this purpose, an unforeseeable emergency is an unanticipated emergency caused by an event that is beyond the control of the Participant or Beneficiary and that would result in severe financial hardship to the Participant or Beneficiary if an early hardship withdrawal were not permitted. The Participant or Beneficiary shall provide to the Committee such evidence as the Committee may require to demonstrate that such emergency exists and financial hardship would occur if the withdrawal were not permitted. Any such withdrawal under this Section 8(f) shall be limited to the amount necessary to meet the emergency.

          (ii) At any time prior to his or her termination of employment from the Company and all Affiliates, a Participant may elect to withdraw all or any portion of the amount credited to his or her Deferral Accounts and DSU Account (other than amounts in excess of the "Rule 16b-3 Limited Settlement Value"), subject to a 10% withdrawal penalty. Amounts in the Participant's DSU Account in excess of the Rule 16b-3 Limited Settlement Value may also be withdrawn subject to a 10% withdrawal penalty, if such withdrawal is approved by the Committee in its sole discretion. The Participant may make such an election by filing a written notice with the Committee or its designee on a form provided by the Committee or its designee, and the amount withdrawn shall be paid to the Participant in a lump sum payment. Upon the payment of such withdrawal, (A) an amount equal to one-tenth of the amount withdrawn shall be forfeited, and (B) the Participant's deferral election shall be voided through the end of the following calendar year.

          The "Rule 16b-3 Limited Settlement Value" as of a given distribution date shall mean the number of DSUs originally credited to the DSU Account more than 6 months before such distribution date plus any Dividend Equivalent DSUs that are credited to such DSUs or to previous Dividend Equivalent DSUs with respect to such DSUs.

          (iii) In-Service Withdrawals shall be made as soon as practicable after the end of the calendar month in which the notice of withdrawal is received by the Committee (or, if later, the end of the calendar month in which any necessary approval is granted by the Committee), and the amounts withdrawn shall be distributed in the following order:
     (A) the Deferral Accounts, and (B) the DSU Account.

     (g)  Distribution of Cash or Shares.  Distributions from a
Participant's Deferral Accounts shall be made solely in cash, and distributions from a Participant's DSU Account may be made in cash or, subject to Section 11(a), in Shares.

     In the case of a distribution relating to a Deferral Account involving an event under Section 8(d) or 8(e)(ii), cash shall be distributed based on the balance credited to the Deferral Account as of the last business day of the calendar year prior to the calendar year of distribution. In the case of a distribution from a Deferral Account relating to an event in Section 8(e)(i) or Section 8(f), cash shall be distributed based on the balance credited to the Deferral Account as of the final business day of the calendar month preceding the calendar month of distribution.

     In the case of a cash distribution from a DSU Account under
Section 8(d) or 8(e), the amount of cash distributed shall equal the Latest Quarter's Average FMV as of such distribution date for each DSU subject to the distribution. In the case of a cash distribution from a DSU Account under Section 8(f), the DSU Account shall be valued based upon the Fair Market Value of a Share as of the final business day of the calendar month prior to the calendar month of distribution. There will be no further distribution from the Plan with respect to such cashed-out DSUs, except as otherwise provided in the final sentence of this paragraph. In the case of a distribution of Shares relating to a DSU Account, one Share shall be issued for each full DSU subject to the distribution, and any fractional shares shall be paid in accordance with Section 11(b). Any distribution from the DSU Account shall be subject to adjustment pursuant to Sections 8(c) and 10.

     9.   Change in Control; Potential Change in Control.

     (a) Effect of Change in Control or Potential Change in Control. Other provisions of the Plan notwithstanding, upon the occurrence of a Change in Control or a Potential Change in Control during a Performance Period, all of the Target PSUs and Dividend Equivalent PSUs shall be deemed to be earned as of the date of such event. As soon as practicable after any Change in Control or Potential Change in Control, the Company shall pay to each Participant (or his or her Beneficiary) a lump-sum cash distribution equal to (i) the number of Target PSUs and Dividend Equivalent PSUs deemed earned by the Participant under this
Section 9(a), multiplied by the Fair Market Value of a Share as of the date immediately preceding the Change in Control or the Potential Change in Control; plus (ii) the entire unpaid balance of the Participant's Deferral Accounts as of the date immediately preceding the Change in Control or Potential Change in Control; plus (iii) the number of DSUs, including Dividend Equivalent DSUs, credited to the Participant's DSU Account as of the date of the Change in Control or the Potential Change in Control, multiplied by the Fair Market Value of a Share as of the date immediately preceding the Change in Control or the Potential Change in Control; plus (iv) if, in connection with any dividend, distribution, or forward Share split, the record date is before, but the payment date is after, the date of the distribution under this Section 9(a), the amount of cash plus the Fair Market Value of any Shares or other property payable or issuable as a dividend or distribution on each Share multiplied by the number of PSUs and DSUs settled in accordance with clauses (i) and (iii) of this sentence. The payment of the amounts set forth in this Section 9(a) shall constitute a settlement in full of all of a Participant's rights under the Plan (including his or her Award Accounts), and will result in the cancellation of all of the Participant's PSUs, DSUs, Deferral Accounts, and DSU Account.

     (b) A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

          (i) any Person (as hereinafter defined) is or becomes the Beneficial Owner (as hereinafter defined), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 20% or more of either the then-outstanding Shares or the combined voting power of the Company's then-outstanding securities; or

          (ii) the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on April 1, 1997, constituted the Board of Directors of the Company and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act)) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on April 1, 1997 or whose appointment, election or nomination for election was previously so approved; or

          (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 20% or more of either the then-outstanding Shares or the combined voting power of the Company's then-outstanding securities; or

          (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 65% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

     (c) A "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

          (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

          (ii) the Company or any Person publicly announces an intention to take or to consider taking actions that, if consummated, would constitute a Change in Control;

          (iii) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of either the then-outstanding Shares or the combined voting power of the Company's then-outstanding securities; or

          (iv) the Board of Directors adopts a resolution to the effect that, for purposes of any severance agreement to which the Company is a party, a Potential Change in Control has occurred.

     (d) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

     (e) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include
(i) the Company or any of its "Affiliates", (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

10.  Adjustments.

     If the Committee shall determine that a dividend or other distribution (whether in the form of cash, Shares, or other property) that is unusual and non-recurring, forward or reverse Share split, recapitalization, reorganization, merger, consolidation, share exchange, or other extraordinary transaction affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, the Committee shall make such adjustments as it may deem necessary or advisable (taking into account the operation of Sections 5(e) and 8(c), in connection with dividends, distributions, and forward Share splits), (i) in respect of any Award not yet settled, to the number of Target PSUs granted to each Participant, the right to earn Dividend Equivalent PSUs granted to each Participant, and the right to earn Bonus PSUs granted to each Participant; (ii) to the number of DSUs credited to a Participant's DSU Account; (iii) to the number and kind of securities that constitute a Share; and
(iv) to the number of Shares, if any, reserved for issuance under
Section 11(a). In addition, the Committee is authorized to make such adjustments as it may deem necessary or advisable in the terms and conditions of Performance Goal(s) and related matters specified under Section 5(a)(iv) in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company or any of its Affiliates or its or their business units, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations, or business conditions or in view of the Committee's assessment of the business strategy of the Company or any of its Affiliates or its or their business units, performance of comparable organizations, economic and business conditions, and other circumstances deemed relevant.

11.  Miscellaneous.

     (a) Limitations on Use of Shares. Other provisions of the Plan notwithstanding, no Shares may be issued in settlement of earned PSUs or in a distribution of DSUs from a DSU Account unless, prior to such issuance, the Plan has been approved by such vote of shareholders of the Company and by any government or regulatory body as may be necessary or advisable to satisfy all applicable legal requirements, including, without limitation, obligations imposed by any national securities exchange or automated interdealer quotation system on which the Company's equity securities may then be listed or quoted. If Shares become issuable under the Plan, the maximum number of Shares which may be issued shall be as approved by the Company's shareholders, subject to adjustment as provided under Section 10. The foregoing notwithstanding, no PSU earned and no DSU credited prior to August 15, 1996, no Dividend Equivalent DSU credited at any time in respect of either a DSU credited prior to August 15, 1996, or Dividend Equivalent DSUs previously credited on such DSUs or Dividend Equivalent DSUs, and no other PSU or DSU which the Company determines qualifies as an excluded "cash-only" instrument under Rule 16a-1(c)(3) under the Exchange Act in effect immediately prior to August 15, 1996, shall be settled by issuance of Shares.

     (b) Calculation of PSUs and DSUs; Fractional Shares. The number of PSUs potentially earnable, and the number of DSUs credited to a DSU Account, shall for all purposes be calculated to not less than three decimal places. If Shares are issued under the Plan (subject to Section 11(a)), no fractional shares shall be issued, but in lieu thereof the Company shall pay cash based on the Fair Market Value of a Share at the date of issuance.

     (c) Tax Withholding. The Company shall deduct from any cash settlement of a Participant's PSUs earned or any cash distribution relating to a Participant's Deferral Accounts or DSU Account any Federal, state, or local withholding or other taxes or charges which the Company is from time to time required to deduct under applicable law. In addition, if any Shares are issued in settlement of a Participant's PSUs earned, or in a distribution from the Participant's DSU Account, the Company may deduct from any other payment due to the Participant, require the Participant to separately pay the amount of, or withhold from the Shares being issued such number of Shares having an aggregate Fair Market Value equal to, any Federal, state, or local withholding or other taxes or charges which the Company is from time to time required to deduct under applicable law.

     (d) Designation of Beneficiaries. Each Participant may file with the Vice President of Human Resources of the Company a written designation of one or more persons as a Beneficiary; provided, however, that if the Participant has a spouse, the spouse shall be the Participant's Beneficiary unless the spouse consents in a notarized writing, on a form provided by or acceptable to the Committee or its designee, to the designation of the non-spouse Beneficiary. A Participant may at any time and from time to time revoke or change the Participant's Beneficiary designation by filing a new designation with the Vice President of Human Resources, subject to the spousal consent requirements set forth in the preceding sentence. The last such Beneficiary designation received by the Vice President of Human Resources shall be controlling; provided, however, that no designation or revocation or change thereof shall be effective unless received by the Vice President of Human Resources prior to the Participant's death. If the Vice President of Human Resources is in doubt as to the right of any person to receive settlements or distributions under the Plan, the Company may delay the settlement or distribution until the Committee determines the rights thereto, or the Company may pay the settlement or distribution amount into any New York State or Federal Court of appropriate jurisdiction, and such payment shall be a complete discharge of the liability of the Company therefor.

     (e) Non-Transferability. Neither a Participant nor any Beneficiary shall have the right to, directly or indirectly, alienate, assign, transfer, pledge, anticipate, or encumber (except by reason of death) any PSU, DSU, amount credited to a Deferral Account or a DSU Account, or other right hereunder, nor shall any such PSU, DSU, amount credited to a Deferral Account or a DSU Account, or other right be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or any Beneficiary, or to the debts, contracts, liabilities, engagements, or torts of the Participant or any Beneficiary or transfer by operation of law in the event of bankruptcy or insolvency of the Participant or any Beneficiary, or any legal process.

     (f) No Rights to Awards; No Shareholder Rights; No Right to Employment. No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. No PSU, DSU, amount credited to a Deferral Account or a DSU Account, or other right under the Plan shall confer on any Participant any of the rights of a shareholder of the Company unless and until Shares are duly issued (subject to Section 11(a)) to the Participant in settlement of PSUs earned or in a distribution from the Participant's DSU Account. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant or employee the right to be retained in the employ of the Company or any of its Affiliates, nor shall it interfere in any way with the right of the Company or any such Affiliate to terminate any employee's employment at any time.

     (g) Payments Under Plan; Unfunded Status of Plan. All cash settlements or distributions provided for under the Plan shall be made by check from the general funds of the Company as soon as practicable after the applicable valuation date provided in the Plan; provided, however, that such settlements and distributions shall be reduced by the amount of any payments made to the Participant or his or her Beneficiary from the trust (the "Trust") established by the Company to assist it in making such payments.

     No Participant or Beneficiary shall have any right, title, or interest whatsoever in or to any assets of the Trust. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

     (h) Award Account Statements; Plan Copies. Each Participant or his or her Beneficiary shall receive a statement no less frequently than annually with respect to each of his or her Award Accounts as of the close of the preceding calendar year. In addition, copies of the Plan and any and all amendments thereto shall be made available to all Participants and Beneficiaries at all reasonable times at the office of the Vice President of Human Resources of the Company.

     (i) Plan Effective Date; Amendments and Termination. The Plan shall be effective as of January 1, 1995. The Board of Directors may at any time amend or terminate the Plan; provided, however, that no amendment or termination of the Plan shall materially impair the rights of any Participant or Beneficiary under the Plan.

     (j) Compliance with Rule 16a-1(c)(3) and Rule 16b-3. It is the intent of the Company that, in the case of any Participant who is then subject to Section 16 of the Exchange Act with respect to the Company, (i) any PSU earned and DSU credited prior to August 15, 1996, any Dividend Equivalent DSU credited at any time in respect of either a DSU credited prior to August 15, 1996, or a Dividend Equivalent DSU previously credited on such a DSU or Dividend Equivalent DSU, and any other PSU or DSU that the Company determines qualifies as an excluded "cash-only" instrument under Rule 16a-1(c)(3)(i) under the Exchange Act in effect immediately prior to August 15, 1996, shall at all times continue to qualify as an excluded "cash-only" instrument under that Rule; (ii) the grant of any other Award, the earning of any other PSUs, the payment of cash, issuance of Shares, or crediting of any other DSUs in settlement of such other PSUs, the distribution of cash or issuance of Shares from a DSU Account relating to such other PSUs or DSUs, and any other transaction relating to such other PSUs or DSUs, shall be exempt from Section 16(b) liability under Rule 16b-3(d)(1) or (e) under the Exchange Act as in effect on and after August 15, 1996, or such other exemptions from Section 16(b) liability as may be available at the time; and (iii) transactions relating to Dividend Equivalent PSUs and Dividend Equivalent DSUs shall be exempt from Section 16(a) reporting and 16(b) liability under Rule 16a-11. Accordingly, the Plan shall be construed in a manner consistent with the applicable requirements of such Rules under Section 16, and, if any provision of the Plan does not comply with any such applicable requirement, then such provision shall be construed or deemed amended to the extent necessary to conform to such applicable requirement.

     (k) Arbitration. All disputes and controversies arising out of or relating to the Plan or any Award shall be settled exclusively by arbitration in New York, New York, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any State or Federal Court sitting in the State of New York having jurisdiction thereof. Notwithstanding any provision of the Plan or any Award to the contrary, Participants and Beneficiaries shall be entitled to seek in any State or Federal Court sitting in the State of New York having jurisdiction thereof specific performance of their respective rights to receive settlements and distributions provided for in the Plan during the pendency of any such dispute or controversy arising out of or relating to the Plan.

     (l) Governing Law; Jurisdiction. The Plan and any Award shall be governed by and construed in accordance with the laws of the State of New York, as from time to time in effect, without regard to the conflicts of law rules thereof, and applicable federal law. By his or her acceptance of an Award under the Plan each Participant and his or her Beneficiary and any other person claiming from or through them shall be deemed to irrevocably submit to the exclusive jurisdiction of any State or Federal Court sitting in the State of New York over any suit, action, or proceeding arising out of or relating to the Plan, and such persons agree and consent that, to the extent provided for under applicable law, all service of process in any such suit, action, or proceeding in any State or Federal Court sitting in the State of New York may be made by certified or registered mail, return receipt requested, directed to him or her at the address indicated in the records of the Company, unless the Company has otherwise been notified in writing of a new address, and service so made shall be complete 10 days after the same shall have been so mailed.